Exhibit 99.6



                                                Entergy Corporation
                                                639 Loyola Avenue
                                                New Orleans, LA 70113


                             News Release


Date:          October 19, 2000

For Release:   Immediate

Contact:       Yolanda Pollard  (News Media)
               504-576-4190
               ypollar@entergy.com

               Nancy Morovich  (Investor Relations)
               504-576-5506
               nmorovi@entergy.com

 Entergy Reports Continued Earnings Growth in Third Quarter


     New Orleans - Entergy Corporation (NYSE:ETR) today

reported third quarter 2000 consolidated earnings that were

5 percent higher than earnings in same period of 1999.

Earnings per share from operations set a third quarter

record for the company - the third consecutive record

quarter - and were up 19 percent over operational earnings

per share in the third quarter of 1999.

     Entergy's third quarter 2000 earnings were $299.9

million, or $1.34 per share, compared with earnings of

$286.2 million, or $1.16 per share, in third quarter 1999.

On an operational basis, Entergy's earnings were $306.1

million, or $1.37 per share, in third quarter 2000, compared with $283.3 million, or $1.15 per share, in the year-earlier period.  Weather accounted for 6 cents of the increase in

third quarter earnings per share from 1999 to 2000, as

hotter-than-normal weather boosted sales of electricity in

both years.  Other factors contributing to higher earnings

per share included non-weather-related growth in electricity sales and the effect of Entergy's ongoing program to

repurchase shares of its common stock.

     "With another record-breaking quarter for Entergy, we

continue to exceed expectations and to establish a record of strong execution throughout the organization," said J. Wayne

Leonard, Entergy's chief executive officer.

      "In a quarter full of significant announcements for

the company's future, it's significant that ongoing

operations have consistently improved," Leonard said.  "Key

achievements during the quarter included:

     -  announcing a merger of equals with FPL Group,

     -  finalizing an agreement with The Shaw Group on our

        power plant development joint venture,

     -  acquiring the nuclear decommissioning firm TLG

        Services,

     -  breaking ground on the 425-megawatt RS Cogen facility

        in Louisiana, and

     -  maintaining excellent performance in our utility

        operations."

                     Utility Operations

     In the third quarter of 2000, utility earnings on an

operational basis were $290.1 million, or $1.30 per share,

compared with $279.5 million, or $1.14 per share, in third

quarter 1999.  Weather was more favorable in 2000,

contributing 17 cents per share to third quarter earnings

compared with 11 cents in 1999.  Third quarter 2000 earnings per share were also helped by sales growth of 1.7 percent on a weather-adjusted volume basis.  For the third quarter of

2000, total retail sales were 31.1 million kilowatt-hours,

compared with 30.3 million kWh for the same period in 1999.

In addition, the year-over-year increase in earnings per

share reflects a reduction in the number of outstanding shares,

due to Entergy's ongoing share repurchase program.

     Partially offsetting these factors were current-period

increases in operating and maintenance spending.  These

increases are primarily associated with increased nuclear

expenses, including expenses related to the steam turbine

inspections at Entergy's Arkansas Nuclear One plant, other

plant-related expenses, and increased spending in generating plants and distribution facilities where the company took

steps to enhance reliability to meet peak summer demand.

     "Entergy's utility operations achieved outstanding

performance in safety, reliability, customer service, and

availability of our generating units," Leonard said.  "We

know that many customers were hit with higher bills as a

result of the hot weather, due in part to higher fuel costs.

Entergy realizes no profit on the fuel we burn in our

generating plants, and we will continue to do our best to

keep customers' fuel costs as low as possible."

                   Competitive Businesses

     In third quarter 2000, Entergy's competitive businesses

earned $13.4 million, or 6 cents per share on an operational basis, compared with $10.0 million, or 4 cents per share, in third quarter 1999.  Entergy Wholesale Operations reported

earnings per share of 3 cents in the third quarter of 2000,

unchanged from the same period in 1999.  Strong trading

earnings of 6 cents per share and liquidated damages of 7

cents per share for delayed construction of the Saltend

generating plant project in the United Kingdom were

partially offset by development cost reserves, compensation-

related foreign tax adjustments and ongoing development

expenses at EWO.

     Entergy Nuclear earned 3 cents per share in the third

quarter of 2000, equal to  earnings in the third quarter of

1999.  Both periods benefited from strong operations at the

Pilgrim Nuclear Power Station, which has run at a 94 percent capacity factor in 2000.

     The combined results of the competitive businesses in

third quarter 2000 do not include a 1999 loss of 2 cents per share by retail operations, which were divested in 1999.

                       Parent & Other

     Parent and Other earnings per share totaled 1 cent in

third quarter 2000, compared with a loss of 3 cents in third quarter 1999.  Results for the 2000 period benefited from

lower O&M expenses at the parent, reclassification of the

Gulf States merger goodwill amortization from the parent to

the utility, and telecommunications earnings.  Partially

offsetting these improvements were slightly lower investment income and higher interest expense in 2000.

                  Share Repurchase Program

     During third quarter 2000, Entergy bought an additional

3.3 million shares of its common stock under the share

repurchase program at a cost of $108 million.  Since the

initiation of the program through September 30, 2000,

Entergy repurchased 27.4 million shares and spent $726

million of what is now a $1.06 billion program, including

the incremental amount announced in association with the

pending merger with FPL Group.  Purchases are expected to

continue until the authorized amount is fully spent.

The specific timing of the completion of the program will

depend on market conditions, but it is expected that the

program will be completed by the merger's financial close.

                           Outlook

     "After three record quarters in a row, we are more

confident than ever that 2000 will be an outstanding

operational and financial year for Entergy," said C. John

Wilder, Entergy's chief financial officer.  "We are

increasing our guidance on 2000 earnings to a range of $2.85 to $2.90 per share.  This new range reflects 18 cents per

share contributed by weather-induced earnings, and the

remaining amount is attributed to improved operating

performance expected at the utility and EWO.  Results for

2000 provide a strong foundation for continued earnings

growth supporting our 2001 earnings guidance range of $2.90

to $3.10 per share."

     Entergy is a major global energy company with power

production, distribution operations and related diversified

services.  Entergy owns, manages, or invests in power plants generating nearly 30,000 megawatts of electricity

domestically and internationally, and delivers electricity to about 2.5 million customers in portions of Arkansas,

Louisiana, Mississippi and Texas.  It is also a leading

provider of wholesale energy marketing and trading services.


      Entergy Corporation's on-line address is

http://www.entergy.com

The  following  constitutes a "Safe Harbor" statement  under the  Private  Securities  Litigation  Reform  Act  of  1995:

Investors are cautioned that forward-looking statements

contained in the foregoing release with respect to the

revenues, earnings, performance, strategies, prospects and

other aspects of the business of Entergy Corporation may

involve risks and uncertainties.  A number of factors could

cause actual results or outcomes to differ materially from

those indicated by such forward-looking statements.  These

factors   include,  but  are  not  limited  to,  risks   and

uncertainties  relating  to: the  effects  of  weather,  the performance  of  generating units and transmission  systems,

the   possession  of  nuclear  materials,  fuel  prices  and

availability,  the  effects  of  regulatory  decisions   and

changes  in  law, litigation, capital spending requirements,

the onset of competition, advances in technology, changes in accounting standards, corporate restructuring and changes in capital  structure, movements in the markets for electricity and  other  energy-related commodities, changes in  interest

rates   and  in  financial  and  foreign  currency   markets

generally,  changes  in  corporate  strategies,  and   other

factors.

                     ENTERGY CORPORATION
                    Earnings at a glance






        Third Quarter             2000        1999        %

        Operating Revenues     $3,431.56    $3,064.54     12.0
        Earnings                 $299.93      $286.22      4.8
        Earnings per share*        $1.34        $1.16     15.5


        *Includes Special Items (EPS):
          Depreciation adjustment                 -       0.04
          Regulatory & reserve adjustments    (0.03)     (0.03)
                                            -------      -----
          Total                             $( 0.03)     $0.01
                                            =======      =====





        Year to Date              2000          1999          %

        Operating Revenues     $7,380.84     $7,020.86        5.1
        Earnings                 $635.99       $548.18       16.0
        Earnings per share*        $2.77         $2.22       24.8


                 *Includes Special Items (EPS) :
          Gain on sale of Freestone Project      $ 0.06          -
          Change in unbilled revenue estimate                 0.13
          Depreciation adjustment                     -       0.04
          SERI refund adjustments                     -      (0.08)
          Regulatory & reserve adjustments        (0.09)     (0.09)
          Foreign tax benefits                        -       0.10
          Gain on sale of  Hyperion                   -       0.03
          CitiPower purchase price adjustment         -       0.02
          EPG write-off of start-up costs per new
              accounting standard                     -      (0.01)
                                                 ------      -----
          Total                                  $(0.03)     $0.14
                                                 ======      =====



Note - dollars in millions except per share amounts, which are actual.

                            Entergy Corporation
                      Consolidated Income Statement
                     Three Months Ended September 30
                              (in thousands)
                                                                  2000        1999        %
                                                                                      Inc/(Dec)
                                                                      (unaudited)
Operating Revenues:
     Domestic electric                                         $2,385,087  $2,019,513    18.1
     Natural gas                                                   21,815      18,441    18.3
     Steam products                                                     -           -       -
     Competitive businesses                                     1,024,653   1,026,581    (0.2)
                                                               ----------  ----------
                      Total                                     3,431,555   3,064,535    12.0
                                                               ----------  ----------
Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses,
           and gas purchased for resale                           794,782     584,211    36.0
         Purchased power                                        1,158,145   1,139,855     1.6
         Nuclear refueling outage expenses                         18,439      19,594    (5.9)
         Other operation and maintenance                          504,379     417,339    20.9
     Decommissioning                                               11,505      11,572    (0.6)
     Taxes other than income taxes                                103,188      93,028    10.9
     Depreciation and amortization                                188,967     161,616    16.9
     Other regulatory charges (credits) - net                      47,816      29,003    64.9
     Amortization of rate deferrals                                10,497      10,722    (2.1)
                                                               ----------  ----------
                      Total                                     2,837,718   2,466,940    15.0
                                                               ----------  ----------

Operating Income                                                  593,837     597,595    (0.6)
                                                               ----------  ----------

Other Income (Deductions):
     Allowance for equity funds used during
         construction                                               9,163       7,877    16.3
     Gain (loss) on sales of assets - net                            (284)        587  (148.4)
     Miscellaneous - net                                           53,873      29,077    85.3
                                                               ----------  ----------
                      Total                                        62,752      37,541    67.2
                                                               ----------  ----------

Interest and Other Charges:
     Interest on long-term debt                                   121,464     116,615     4.2
     Other interest - net                                          22,576      12,921    74.7
     Dividends on preferred securities of subsidiaries              4,709       4,709       -
     Allowance for borrowed funds used during
         construction                                              (6,776)     (6,064)   11.7
                                                               ----------  ----------
                      Total                                       141,973     128,181    10.8
                                                               ----------  ----------

Income Before Income Taxes                                        514,616     506,955     1.5
Income Taxes                                                      207,927     210,797    (1.4)
                                                               ----------  ----------

Consolidated Net Income                                           306,689     296,158     3.6
Preferred dividend requirements of subsidiaries and other           6,755       9,939   (32.0)
                                                               ----------  ----------
Earnings Applicable to Common Stock                              $299,934    $286,219     4.8
                                                               ==========  ==========
Earnings Per Average Common Share:
     Basic                                                          $1.35       $1.16    16.4
     Diluted                                                        $1.34       $1.16    15.5
Average Number of Common Shares Outstanding:
     Basic                                                    222,159,091 246,253,929
     Diluted                                                  224,352,165 246,389,119



                         Entergy Corporation
                    Consolidated Income Statement
                    Nine Months Ended September 30
                            (in thousands)
                                                                2000          1999          %
                                                                                         Inc/(Dec)
                                                                     (unaudited)
Operating Revenues:
     Domestic electric                                        $5,402,657    $4,871,232     10.9
     Natural gas                                                  96,107        78,321     22.7
     Steam products                                                    -        15,550   (100.0)
     Competitive businesses                                    1,882,071     2,055,758     (8.4)
                                                              ----------    ----------
                      Total                                    7,380,835     7,020,861      5.1
                                                              ----------    ----------

Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses,
           and gas purchased for resale                        1,756,972     1,478,055     18.9
         Purchased power                                       2,030,210     2,190,481     (7.3)
         Nuclear refueling outage expenses                        53,625        56,414     (4.9)
         Other operation and maintenance                       1,332,012     1,195,677     11.4
     Decommissioning                                              28,611        35,004    (18.3)
     Taxes other than income taxes                               266,346       259,149      2.8
     Depreciation and amortization                               545,991       523,165      4.4
     Other regulatory charges (credits) - net                     27,311        10,033    172.2
     Amortization of rate deferrals                               25,776       107,902    (76.1)
                                                              ----------    ----------
                      Total                                    6,066,854     5,855,880      3.6
                                                              ----------    ----------

Operating Income                                               1,313,981     1,164,981     12.8
                                                              ----------    ----------

Other Income (Deductions):
     Allowance for equity funds used during
         construction                                             24,898        20,636     20.7
     Gain on sales of assets - net                                21,291        61,888    (65.6)
     Miscellaneous - net                                         156,505        89,093     75.7
                                                              ----------    ----------
                      Total                                      202,694       171,617     18.1
                                                              ----------    ----------

Interest and Other Charges:
     Interest on long-term debt                                  353,585       359,310     (1.6)
     Other interest - net                                         66,227        58,404     13.4
     Dividends on preferred securities of subsidiaries            14,128        14,128      0.0
     Allowance for borrowed funds used during
         construction                                            (18,753)      (16,469)    13.9
                                                              ----------    ----------
                      Total                                      415,187       415,373     (0.0)
                                                              ----------    ----------
Income Before Income Taxes                                     1,101,488       921,225     19.6
Income Taxes                                                     440,616       342,403     28.7
                                                              ----------    ----------

Consolidated Net Income                                          660,872       578,822     14.2
Preferred dividend requirements of subsidiaries and other         24,886        30,645    (18.8)
                                                              ----------    ----------
Earnings Applicable to Common Stock                             $635,986      $548,177     16.0
                                                              ==========    ==========
Earnings Per Average Common Share:
     Basic                                                         $2.78         $2.22     25.2
     Diluted                                                       $2.77         $2.22     24.8
Average Number of Common Shares Outstanding:
     Basic                                                   228,930,171   246,541,754
     Diluted                                                 230,034,859   246,770,002


                             Entergy Corporation
                       Consolidated Income Statement
                      Twelve Months Ended September 30
                               (in thousands)
                                                                 2000          1999      %
                                                                                       Inc/(Dec)
                                                                      (unaudited)
Operating Revenues:
     Domestic electric                                         $6,803,141   $6,152,247    10.6
     Natural gas                                                  128,141      102,060    25.6
     Steam products                                                     -       27,001  (100.0)
     Competitive businesses                                     2,201,920    2,824,972   (22.1)
                                                               ----------   ----------
                      Total                                     9,133,202    9,106,280     0.3
                                                               ----------   ----------

Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses,
           and gas purchased for resale                         2,361,791    1,927,305    22.5
         Purchased power                                        2,282,212    2,765,029   (17.5)
         Nuclear refueling outage expenses                         73,267       76,165    (3.8)
         Other operation and maintenance                        1,841,880    1,717,395     7.2
     Decommissioning                                               39,596       45,246   (12.5)
     Taxes other than income taxes                                346,480      344,157     0.7
     Depreciation and amortization                                721,707      743,930    (3.0)
     Other regulatory charges (credits) - net                      32,111       33,410    (3.9)
     Amortization of rate deferrals                                33,500      125,697   (73.3)
                                                               ----------   ----------
                      Total                                     7,732,544    7,778,334    (0.6)
                                                               ----------   ----------

Operating Income                                                1,400,658    1,327,946     5.5
                                                               ----------   ----------

Other Income (Deductions):
     Allowance for equity funds used during
         construction                                              33,553       23,451    43.1
     Gain on sales of assets - net                                 31,327      390,920   (92.0)
     Miscellaneous - net                                          221,835      120,770    83.7
                                                               ----------   ----------
                      Total                                       286,715      535,141   (46.4)
                                                               ----------   ----------

Interest and Other Charges:
     Interest on long-term debt                                   471,153      529,126   (11.0)
     Other interest - net                                          90,296       87,815     2.8
     Dividends on preferred securities of subsidiaries             18,838       23,221   (18.9)
     Allowance for borrowed funds used during
         construction                                             (24,869)     (19,215)   29.4
                                                               ----------   ----------
                      Total                                       555,418      620,947   (10.6)
                                                               ----------   ----------

Income Before Income Taxes                                      1,131,955    1,242,140    (8.9)
Income Taxes                                                      454,879      416,318     9.3
                                                               ----------   ----------

Consolidated Net Income                                           677,076      825,822   (18.0)
Preferred dividend requirements of subsidiaries and other          36,808       42,114   (12.6)
                                                               ----------   ----------
Earnings Applicable to Common Stock                              $640,268     $783,708   (18.3)
                                                               ==========   ==========
Earnings Per Average Common Share (Basic)                           $2.76        $3.18   (13.2)
Average Number of Common Shares Outstanding (Basic)           231,946,696  246,553,405


[CAPTION]
                            Entergy Corporation

                U.S. Utility Electric Energy Sales & Customers

                        Three Months Ended September

                                 2000      1999        %
                               (Millions of kwh)
   Electric Energy Sales:
   Residential                  11,573     11,007     5.1
   Commercial                    7,578      7,227     4.9
   Governmental                    744        720     3.4
   Industrial                   11,248     11,297    (0.4)
                                ------     ------
       Total to Ultimate        31,143     30,251     2.9
         Customers
   Wholesale                     2,290      3,087   (25.8)
                                ------     ------
       Total Sales              33,433     33,338     0.3
                                ======     ======

                   Nine Months Ended September

                                 2000      1999        %
                               (Millions of kwh)
   Electric Energy Sales:
   Residential                  24,943     24,274     2.8
   Commercial                   18,738     18,137     3.3
   Governmental                  1,966      1,932     1.7
   Industrial                   32,886     32,340     1.7
                                ------     ------
       Total to Ultimate        78,533     76,683     2.4
         Customers
   Wholesale                     6,880      7,391    (6.9)
                                ------     ------
       Total Sales              85,413     84,074     1.6
                                ======     ======


                  Twelve Months Ended September

                                 2000      1999        %
                               (Millions of kwh)
   Electric Energy Sales:
   Residential                  31,300     31,043     0.8
   Commercial                   24,376     23,868     2.1
   Governmental                  2,598      2,549     1.9
   Industrial                   44,095     43,216     2.0
                               -------    -------
       Total to Ultimate       102,369    100,676     1.7
         Customers
   Wholesale                     9,203     10,998   (16.3)
                               -------    -------
       Total Sales             111,572    111,674    (0.1)
                               =======    =======


                          September

                                 2000      1999        %
   Electric Customers
   (Year to date average):
   Residential               2,204,308  2,178,367     1.2
   Commercial                  288,473    281,267     2.6
   Governmental                 14,296     13,944     2.5
   Industrial                   42,476     42,496    (0.0)
                             ---------  ---------
       Total to Ultimate     2,549,553  2,516,074     1.3
         Customers
   Wholesale                        38         42    (9.4)
                             ---------  ---------
       Total Customers       2,549,591  2,516,116     1.3
                             =========  =========